Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Hyperdynamics Corporation
Houston, Texas

We consent to the incorporation in this Registration Statement on Form S-3 of our reports dated September 30, 2008 with respect to the audited consolidated financial statements of Hyperdynamics Corporation for the year ended June 30, 2008 and on the effectiveness of internal control over financial reporting as of June 30, 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

April 16, 2010